Exhibit 99.1

Elevai Labs Inc. Announces Reverse Stock Split to Maintain Nasdaq Listing Compliance

November 22nd, 2024

NEWPORT BEACH, Calif., Nov. 22, 2024 (GLOBE NEWSWIRE) — Elevai Labs Inc. (NASDAQ: ELAB) (Elevai” or the “Company”) announced today it will implement a 1-for-200 reverse stock split (“Reverse Stock Split”) of its common stock, which will be effective at midnight on November 27, 2024. This initiative aligns with the Company’s efforts to meet Nasdaq’s minimum bid price requirement of $1.00 per share under Listing Rule 5550(a)(2).

Key Details of the Reverse Stock Split:

– Conversion Ratio: Every 200 shares of issued and outstanding common stock will be automatically consolidated into one share, with no action required from shareholders.

– Fractional Shares: Shareholders entitled to fractional shares will receive one full share for each fractional portion.

– Updated Stock Identifier: While the trading symbol remains “ELAB”, the common stock now carries a new CUSIP number (28622K 203).

– Equity Adjustments: Outstanding stock awards, options, and the equity incentive plan have been adjusted proportionally to reflect the new share structure.

Purpose of the Reverse Stock Split:

The Reverse Stock Split is a critical step in ensuring compliance with Nasdaq’s listing requirements, allowing Elevai to maintain its presence on the Nasdaq Capital Market. A continued listing enhances the Company’s visibility, strengthens investor confidence, and positions Elevai for future growth.

Impact on Shareholders:

– No Immediate Action Required: Shareholders holding shares through a broker or in “street name” will see their holdings updated automatically.

– Certificate Holders: Shareholders with physical certificates can exchange them, if desired, through VStock Transfer, LLC, which will provide detailed instructions.

– Share Value: The Reverse Stock Split does not impact the overall value of shareholder equity; it only reduces the number of shares outstanding while proportionally adjusting the share price.

Impact on our Common Stock:

– Post Reverse Stock Split there will be approximately 3.07 million shares of common stock issued and outstanding

Looking Ahead:

“The reverse stock split is a required measure to preserve Elevai’s Nasdaq listing and set the stage for our continued progress in innovation and shareholder value creation,” said Graydon Bensler, Chief Executive Officer of Elevai. “We are optimistic about the future and committed to executing our growth strategy.”

For additional information, please refer to Elevai’s full Form 8-K filing available regarding the Reverse Stock Split, filed on November 22, 2024, on the SEC’s website, or contact Elevai directly at IR@elevailabs.com.

About Elevai Labs, Inc.

Elevai Labs Inc. (NASDAQ: ELAB) specializes in medical aesthetics and biopharmaceutical drug development, focusing on innovations for skin aesthetics and treatments tied to obesity and metabolic health. The Company operates a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors, Elevai Skincare Inc., Elevai Biosciences Inc., and Elevai Research Inc. For more information please visit www.elevailabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in Elevai’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:
IR@ElevaiLabs.com